UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2020

SG BLOCKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

17 State Street, 19th Floor

New York, NY 10004

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (646) 240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 17, 2020, SG Blocks, Inc., a Delaware corporation (the “Company”), through its wholly owned subsidiary SG Echo LLC (“SG Echo”), entered into an Asset Purchase Agreement (“Asset Purchase Agreement”) with Echo DCL, LLC, a Texas limited liability company (“Echo”), to acquire substantially all the assets of Echo, except for Echo’s real estate holdings, for which SG Echo has obtained a right of first refusal to acquire same.

The Asset Purchase Agreement is subject to customary closing conditions and expected to close on or before September 23, 2020. Terms of the acquisition provide for the payment to Echo of $1,059,600 in cash at closing, subject to the escrow of certain of the purchase price funds, and the payment of certain of Echo’s indebtedness by SG Echo, including the obligation to (i) satisfy a Guidance Line of Credit loan (“GLOC Loan”) in the principal amount of approximately $616,000 ($316,432 of which payoff proceeds was delivered by Echo to SG Echo at closing), (ii) pay the debt service on certain of Echo’s indebtedness in the approximate principal amount of $1.7 million for 12 months following the closing, (iii) payoff at maturity a certain line of credit of Echo with BTH Bank in the principal amount of $500,000, and (iv) the payment of earn out payments equal to the net income received from the acquired business during the 3-month period beginning on the first day of the first full month that is 3 months after the closing date, the 3-month period following the first earn out period and the 3-month period following the second earn out period, payable in 50% in cash and 50% in shares of the Company’s common stock to be valued a $2.50 per share; provided, that up to approximately $300,000 of any amounts paid in respect of the GLOC Loan, and any amounts paid in respect of the debt service on Echo’s indebtedness and line of credit with BTH Bank, as described in subparagraphs (i), (ii) or (iii) above, shall be offset against and reduce the earnout payments due to Echo. In no event may the number of shares of common stock to be issued to Echo exceed 19.99% of the Company’s outstanding shares on the date of the agreement.

The foregoing description of the terms of the Asset Purchase Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to the provisions of the Asset Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Asset Purchase Agreement by and between SG Echo, LLC and Echo DCL, LLC, dated September 17, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SG Blocks, Inc.

Dated: September 22, 2020	By:	/s/ Paul Galvin
Paul Galvin
Chairman and CEO

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